Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	October 14, 2005 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, GA., October 14, 2005 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $2,251,000 for the third quarter of 2005, up 9.43 percent from third quarter 2004 net income of $2,057,000. Diluted earnings per share for the third quarter of 2005 was $0.31 per share compared to $0.29 per share for the same year ago period or an increase of 6.90 percent. Annualized return on assets for the quarter was 0.87 percent and return on equity excluding FASB 115 accounting effect was 13.43 percent, compared to 0.86 percent and 13.71 percent for the same year ago period, respectively. Net interest margin remained flat at 3.82 percent for both quarterly periods.

Net income for the nine months ended September 30, 2005 was $6,672,000 or $0.93 per share as compared to $5,989,000 or $0.84 per share for the same period a year ago. Earnings per share reflect an increase of 10.71 percent from a year ago. Annualized return on assets for the nine months ended September 30, 2005 was 0.88 percent and return on equity excluding FASB 115 accounting effect was 13.65 percent, compared to 0.87 percent and 13.71 percent for the nine months ended September 30, 2004, respectively. Net interest margin remained flat at 3.82 percent for both YTD periods ended September 30, 2005 and September 30, 2004.

Total assets increased 9.47 percent to $1,063,211,000 on September 30, 2005 from $971,278,000 a year ago. Net loans increased 8.38 percent to $831,493,000 on September 30, 2005 from $767,214,000 a year ago. Total deposits increased 9.24 percent to $900,731,000 on September 30, 2005 from $824,509,000 a year ago. Shareholders’ equity on September 30, 2005 was $66,893,000 and equaled 6.29 percent of total assets.

The ratio of non-performing assets to loans and other real estate on September 30, 2005 was 1.40 percent as compared to 1.45 percent on September 30, 2004 and 1.27 percent on December 31, 2004. The third quarter 2005 provisions for loan losses were $869,000 compared to $864,000 for the same period in 2004, while year to date 2005 provisions for loan losses were $2,702,000 compared to $2,709,000 for the same period in 2004. Net charge-offs for the quarter were 0.04 percent of average loans, down from 0.06 percent for the third quarter of 2004 and net charge-offs for the nine months ended September 30, 2005 were 0.25 percent, up from 0.15 percent for the same period a year ago. The loan loss reserve of $10,663,000 on September 30, 2005 was 1.27 percent of total loans, which provided coverage of 116.50 percent of non-performing loans and 90.00 percent of non-performing assets, compared to 123.69 percent and 89.38 percent on September 30, 2004, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.072 per share compared to $0.07 per share in the second quarter of 2005 and to the cash dividend of $0.064 split-adjusted per share in the third quarter of 2004. The third quarter dividend payment represents an increase of 12.50 percent over the dividend payment in third quarter 2004.

In September, the company announced the opening of a full-service branch in Savannah, Georgia. The new office located at 7011 Hodgson Memorial Drive will serve the Savannah/Chatham County market and will operate under the trade name Colony Bank. Colony Bank has operated a loan production office located in the Landmark Building at 6600 Abercorn Street since March 2004 and will now move that operation to the new facility.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-eight offices located in the Central and South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED			YEAR-TO-DATE
	09/30/05	09/30/04		09/30/05	09/30/04
EARNINGS SUMMARY
Net Interest Income	$9,266	$8,573		$27,363	$24,776
Provision for Loan Losses	869	864		2,702	2,709
Non-interest Income	1,606	1,622		4,808	4,771
Non-interest Expense	6,564	6,255	(3)	19,241	17,764	(3)
Income Taxes	1,188	1,019		3,556	3,085
Net Income	2,251	2,057		6,672	5,989
Operating Income	2,251	2,077		6,672	6,009

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/05	09/30/04	09/30/05	09/30/04
PER SHARE SUMMARY (2)
Common Shares Outstanding	7,181,320	7,172,928	7,181,320	7,172,928
Weighted Average Diluted Shares	7,171,622	7,159,523	7,173,602	7,154,343
Net Income Per Weighted Average Diluted Shares	$0.31	$0.29	$0.93	$0.84
Operating Income Per Weighted Average Diluted Shares	$0.31	$0.29	$0.93	$0.84
Dividends Declared Per Share	$0.072	$0.064	$0.21	$0.186

	QUARTER ENDED		YEAR-TO-DATE
	09/30/05	09/30/04	09/30/05	09/30/04
OPERATING RATIOS (1)
Net Interest Margin (a)	3.82%	3.82%	3.82%	3.82%
Return on Average Assets Based on Net Income	0.87%	0.86%	0.88%	0.87%
Return on Average Assets Based on Operating Income	0.87%	0.87%	0.88%	0.87%
Return on Average Equity Based on Net Income(b)	13.43%	13.71%	13.65%	13.71%
Return on Average Equity Based on Operating Income(b)	13.43%	13.84%	13.65%	13.75%
Efficiency (c)	60.05%	60.85%	59.49%	59.80%

	QUARTER ENDED
	09/30/05	09/30/04
ENDING BALANCES (2)
Total Assets	$1,063,211	$971,278
Loans Held for Sale	0	1,559
Loans, Net of Reserves	831,493	767,214
Allowance for Loan Losses	10,663	10,114
Intangible Assets	2,957	3,085
Deposits	900,731	824,509
Stockholders’ Equity	66,893	60,528
Book Value Per Share	$9.31	$8.44
Tangible Book Value Per Share	$8.90	$8.01
Shareholders’ Equity to Total Assets	6.29%	6.23%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(3)	Includes loss on sale of securities of ($31) for third quarter 2004 and ($31) for YTD 2004.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	09/30/05	09/30/04	09/30/05	09/30/04
AVERAGE BALANCES
Total Assets	$1,033,371	$955,525	$1,013,793	$918,942
Loans, Net of Reserves	819,698	750,136	798,335	707,840
Deposits	872,363	807,667	859,068	779,765
Stockholders’ Equity	66,219	59,533	64,323	58,251

	QUARTER ENDED		YEAR-TO-DATE
	09/30/05	09/30/04	09/30/05	09/30/04
ASSET QUALITY
Nonperforming Loans	$9,153	$8,177	$9,153	$8,177
Nonperforming Assets	11,848	11,316	11,848	11,316
Net Loan Chg-offs (Recoveries)	325	428	2,051	1,111
Reserve for Loan Loss to Gross Loans	1.27%	1.30%	1.27%	1.30%
Reserve for Loan Loss to Non-performing Loans	116.50%	123.69%	116.50%	123.69%
Reserve for Loan Loss to Non-performing Assets	90.00%	89.38%	90.00%	89.38%
Net Loan Chg-offs (Recoveries)to Avg. Gross Loans	0.04%	0.06%	0.25%	0.15%
Nonperforming Loans to Gross Loans	1.09%	1.05%	1.09%	1.05%
Nonperforming Assets to Total Assets	1.11%	1.17%	1.11%	1.17%
Nonperforming Assets to Loans and Other Real Estate	1.40%	1.45%	1.40%	1.45%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2005	2Q2005	1Q2005	4Q2004	3Q2004
Assets	$1,063,211	$1,018,095	$995,826	$997,286	$971,278
Loans	831,493	817,687	788,232	768,632	767,214
Deposits	900,731	859,390	845,753	850,325	824,509
Equity	66,893	65,257	62,784	61,763	60,528
Net Income	2,251	2,247	2,174	2,080	2,057
Net Income Per Share (2)	0.31	0.31	0.30	0.29	0.29
Dividends Declared Per Share (2)	0.072	0.07	0.068	0.066	0.064

Key Performance Ratios	3Q2005	2Q2005	1Q2005	4Q2004	3Q2004
Return on Assets	0.87%	0.89%	0.87%	0.84%	0.86%
Return on Equity*	13.43%	13.77%	13.76%	13.47%	13.71%
Equity/Assets	6.29%	6.41%	6.30%	6.19%	6.23%
Net Interest Margin	3.82%	3.88%	3.77%	3.77%	3.82%

*	Excludes FASB 115 Accounting Effect
(2)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Sept 30, 2005	Sept 30, 2004
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$23,064	$18,792
Federal Funds Sold	43,204	28,128

	66,268	46,920

Interest-Bearing Deposits	4,233	3,189
Investment Securities
Available for Sale, at Fair Value	107,910	105,036
Held for Maturity, at Cost (Fair Value of $80 and $89, Respectively)	80	89

	107,990	105,125

Federal Home Loan Bank Stock, at Cost	5,102	3,402
Loans Held for Sale	0	1,559
Loans	842,354	777,363
Allowance for Loan Losses	(10,663)	(10,114)
Unearned Interest and Fees	(198)	(35)

	831,493	767,214

Premises and Equipment	24,461	21,747
Other Real Estate	2,695	3,139
Goodwill	2,412	2,412
Intangible Assets	545	673
Other Assets	18,012	15,898

Total Assets	$1,063,211	$971,278

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$66,381	$62,042
Interest-Bearing	834,350	762,467

	900,731	824,509

Borrowed Money
Subordinated Debentures	19,074	19,074
Other Borrowed Money	70,781	62,507

	89,855	81,581

Other Liabilities	5,732	4,660

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,181,320 and 5,738,343 Shares as of September 30, 2005 and September 30, 2004, Respectively	7,181	5,738
Paid in Capital	24,000	23,713
Retained Earnings	36,834	31,513
Restricted Stock- Unearned Compensation	(358)	(250)
Accumulated Other Comprehensive Income, Net of Taxes	(764)	(186)

	66,893	60,528

Total Liabilities and Stockholders’ Equity	$1,063,211	$971,278

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Nine Months Ended
	09/30/05	09/30/04	09/30/05	09/30/04
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$15,065	$12,256	$42,179	$34,763
Federal Funds Sold	241	89	669	227
Deposits with Other Banks	23	13	57	59
Investment Securities
U.S. Treasury & Federal Agencies	782	792	2,420	2,441
State, County and Municipal	60	63	178	229
Corporate Obligations	36	54	102	222
Dividends on Other Investments	55	27	136	87

	16,262	13,294	45,741	38,028

Interest Expense
Deposits	5,984	3,904	15,531	10,873
Federal Funds Purchased	8	1	15	4
Borrowed Money	670	575	1,914	1,793
Subordinated Debentures	334	241	918	582

	6,996	4,721	18,378	13,252

Net Interest Income	9,266	8,573	27,363	24,776
Provision for Loan Losses	869	864	2,702	2,709

Net Interest Income After Provisions for Loan Losses	8,397	7,709	24,661	22,067

Noninterest Income
Service Charges on Deposits	1,077	1,100	3,057	3,170
Other Service Charges, Commissions, Fees	186	149	539	413
Mortgage Banking Income	219	281	553	823
Other Income	124	92	659	365

	1,606	1,622	4,808	4,771

Noninterest Expense
Salaries and Employee Benefits	3,580	3,189	10,454	9,433
Occupancy and Equipment	994	940	2,819	2,606
Security Losses, net	0	31	0	31
Other Operating Expenses	1,990	2,095	5,968	5,694

	6,564	6,255	19,241	17,764

Income Before Income Taxes	3,439	3,076	10,228	9,074
Income Taxes	1,188	1,019	3,556	3,085

Net Income	$2,251	$2,057	$6,672	$5,989

Net Income Per Share of Common Stock
Basic	$0.32	$0.29	$0.93	$0.84

Diluted	$0.31	$0.29	$0.93	$0.84

Weighted Average Basic Shares Outstanding	7,143,741	7,134,803	7,143,741	7,129,773

Weighted Average Diluted Shares Outstanding	7,171,622	7,159,523	7,173,602	7,154,343

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.